Exhibit 4.6

WARRANT

To Purchase Shares of Common Stock of

ENDRA LIFE SCIENCES INC.

October 15, 2018

This WARRANT (this “Warrant”) of ENDRA Life Sciences Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company”), is being issued on the date hereof (the “Base Date”) pursuant to that certain Underwriting Agreement, dated as of October 11, 2018, by and among the Company and National Securities Corp., relating to a firm commitment public offering (the “Offering”) of up to 1,285,000 shares of the Company’s common stock, par value $0.0001 per share (each a “Common Share” and collectively, the “Common Shares”).

FOR VALUE RECEIVED, the Company hereby grants to [●] and its permitted successors and assigns (collectively, the “Holder”) the right to purchase from the Company up to [●] Common Shares (such Common Shares underlying this Warrant, the “Warrant Shares”), at a per share purchase price equal to $2.625 (the “Exercise Price”), subject to the terms, conditions and adjustments set forth below in this Warrant.

1. Vesting of Warrant. This Warrant shall vest and become exercisable on the six-month anniversary of the Base Date (the “Vesting Date”). Except as otherwise provided for herein or as permitted by applicable rules of the Financial Industry Regulatory Authority (“FINRA”), this Warrant shall not be sold, transferred, assigned, pledged, or hypothecated prior to the Vesting Date.

2. Expiration of Warrant. This Warrant shall expire on the five (5) year anniversary of the Base Date (the “Expiration Date”).

3. Exercise of Warrant. This Warrant shall be exercisable pursuant to the terms of this Section 3.

3.1 Manner of Exercise.

(a) This Warrant is exercisable in whole or in part at any time and from time to time from the Vesting Date to the Expiration Date. Such exercise shall be effectuated by submitting to the Company (either by delivery to the Company or by facsimile transmission as provided in Section 12 hereof) a completed and duly executed Notice of Exercise (substantially in the form attached as Exhibit A hereto) as provided in this paragraph. The date such Notice of Exercise is faxed or delivered to the Company shall be the “Exercise Date,” provided that the Holder of this Warrant tenders this Warrant Certificate to the Company within five (5) Business Days thereafter. As used in this Warrant, “Business Day” shall mean any day other than a Saturday, Sunday, or any day on which the major stock exchanges in New York, New York are not open for business. The Notice of Exercise shall be executed by the Holder of this Warrant and shall indicate the number of Warrant Shares then being purchased pursuant to such exercise. Upon surrender of this Warrant Certificate, together with appropriate payment of the Exercise Price for the Warrant Shares purchased, the Holder shall be entitled to receive a certificate or certificates for the Common Shares so purchased. The Exercise Price may be paid in a “cashless” or “cash” exercise or a combination thereof pursuant to Section 3.1(b) and Section 3.1(c) below; provided, however, that, if at any time during the term of this Warrant there is no effective registration statement registering the Warrant Shares under the Securities Act, or no current prospectus available for, the issuance or resale of the Warrant Shares by the Holder, then this Warrant may only be exercised at such time by means of a “cashless” exercise. Notwithstanding anything herein to the contrary, the Company shall not be required to make any cash payments or net cash settlement to the Holder in lieu of delivery of the Warrant Shares. If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the registered characteristics of the Warrants being exercised.

(b) If the Notice of Exercise form elects a “cashless” exercise, the Holder shall thereby be entitled to receive a number of Common Shares determined as follows:

X = Y [(A – B)/A]

where:

X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.
A = the Fair Market Value

B = the Exercise Price.

For purposes of this Section 3.1(b), “Fair Market Value” shall be the closing price of the Common Shares as reported by the Nasdaq Capital Market, or if listed on another national securities exchange or quoted on an automated quotation service, such national securities exchange or automated quotation service, on the date immediately prior to the Exercise Date. If the Common Shares are not then listed on a national stock exchange or quoted on any other quotation system or association, the Fair Market Value of one Common Share as of the date of determination, shall be as determined in good faith by the Board of Directors of the Company and the Holder. If the Common Shares are not then listed on a national securities exchange, the OTC Bulletin Board or such other quotation system or association, the Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Holder prior to the exercise hereunder as to the fair market value of a Common Share as determined by the Board of Directors of the Company. In the event that the Board of Directors of the Company and the Holder are unable to agree upon the fair market value, the Company and the Holder shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne equally by the Company and the Holder. Such adjustment shall be made successively whenever such a payment date is fixed.

(c) If the Notice of Exercise form elects a “cash” exercise, the Exercise Price per Common Share for the shares then being exercised shall be payable in cash or by certified or official bank check.

3.2 When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been duly surrendered to the Company and, at such time, the Holder in whose name any certificate or certificates for Warrant Shares shall be issuable upon exercise as provided in Section 3.3 hereof shall be deemed to have become the Holder or Holders of record thereof of the number of Warrant Shares purchased upon exercise of this Warrant.

3.3 Delivery of Common Share Certificates and New Warrant. As soon as reasonably practicable after each exercise of this Warrant, in whole or in part, and in any event within three (3) Business Days thereafter, the Company, at its expense (including the payment by it of any applicable issue taxes), will cause to be issued in the name of and delivered to the Holder hereof or, subject to Sections 9 and 10 hereof, as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct:

(a) a certificate or certificates (with appropriate restrictive legends, as applicable) for the number of duly authorized, validly issued, fully paid, and nonassessable Common Shares to which the Holder shall be entitled upon exercise. and

(b) in case exercise is in part only, a new Warrant document of like tenor, dated the date hereof, for the remaining number of Warrant Shares issuable upon exercise of this Warrant after giving effect to the partial exercise of this Warrant (including the delivery of any Warrant Shares as payment of the Exercise Price for such partial exercise of this Warrant).

4. Certain Adjustments. For so long as this Warrant is outstanding:

4.1 Mergers or Consolidations. If at any time after the date hereof there shall be a capital reorganization (other than a combination or subdivision of the Common Shares otherwise provided for herein) resulting in a reclassification to or change in the terms of securities issuable upon exercise of this Warrant (a “Reorganization”), or a merger or consolidation of the Company with another corporation, association, partnership, organization, business, individual, government or political subdivision thereof or a governmental agency (a “Person” or the “Persons”) (other than a merger with another Person in which the Company is a continuing corporation and which does not result in any reclassification or change in the terms of securities issuable upon exercise of this Warrant or a merger effected exclusively for the purpose of changing the domicile of the Company) (a “Merger”), then, as a part of such Reorganization or Merger, lawful provision and adjustment shall be made so that the Holder shall thereafter be entitled to receive, upon exercise of this Warrant, the number of shares of stock or any other equity or debt securities or property receivable upon such Reorganization or Merger by a holder of the number of Common Shares which might have been purchased upon exercise of this Warrant immediately prior to such Reorganization or Merger. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the Reorganization or Merger to the end that the provisions of this Warrant (including adjustment of the Exercise Price then in effect and the number of Warrant Shares) shall be applicable after that event, as near as reasonably may be, in relation to any shares of stock, securities, property or other assets thereafter deliverable upon exercise of this Warrant. The provisions of this Section 4.1 shall similarly apply to successive Reorganizations and Mergers.

4.2 Splits and Subdivisions; Dividends. In the event the Company should at any time or from time to time effectuate a split or subdivision of the outstanding Common Shares or pay a dividend in or make a distribution payable in additional Common Shares or other securities or rights convertible into, or entitling the holder thereof to receive, directly or indirectly, additional Common Shares (hereinafter referred to as the “Common Share Equivalents”) without payment of any consideration by such holder for the additional Common Shares or Common Shares Equivalents (including the additional Common Shares issuable upon conversion or exercise thereof), then, as of the applicable record date (or the date of such distribution, split or subdivision if no record date is fixed), the per share Exercise Price shall be appropriately decreased and the number of Warrant Shares shall be appropriately increased in proportion to such increase (or potential increase) of outstanding shares. provided, however, that no adjustment shall be made in the event the split, subdivision, dividend or distribution is not effectuated. Notwithstanding the foregoing or anything else to the contrary herein, in no event shall the per share Exercise Price be reduced below the par value of one Common Share or of such other securities as may be issued upon exercise of the Warrant.

Pursuant to the anti-dilution terms of this Section 4.2, provided that the shareholders are proportionally affected by such split or subdivision, dividend, distribution, or other similar event, the Holder may receive a greater number of Warrant Shares or the per share Exercise Price may be lower than originally contemplated by this Warrant. Additionally, the Holder shall not have the right to accrue cash dividends prior to the exercise or conversion of the Warrant.

4.3 Combination of Shares. If the number of Common Shares outstanding at any time after the date hereof is decreased by a combination of the outstanding Common Shares, the per share Exercise Price shall be appropriately increased and the number of shares of Warrant Shares shall be appropriately decreased in proportion to such decrease in outstanding shares.

4.4 Adjustments for Other Distributions. In the event the Company shall declare a distribution payable in securities of other Persons, evidences of indebtedness issued by the Company or other Persons, assets (excluding cash dividends or distributions to the holders of Common Stock paid out of current or retained earnings and declared by the Company’s Board of Directors) or options or rights not referred to in Sections 4.1, 4.2, or 4.3, then, in each such case for the purpose of this Section 4.4, upon exercise of this Warrant, the Holder shall be entitled to a proportionate share of any such distribution as though the Holder was the actual record holder of the number of Warrant Shares as of the record date fixed for the determination of the holders of Common Shares of the Company entitled to receive such distribution.

5. No Impairment. The Company will not, by amendment of its certificate of incorporation or bylaws or through any consolidation, Merger, Reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all of the terms and in the taking of all actions necessary or appropriate to protect the rights of the Holder against impairment.

6. Chief Financial Officer’s Report as to Adjustments. With respect to each adjustment pursuant to Section 4 of this Warrant, the Company, at its expense, will promptly compute the adjustment or re-adjustment in accordance with the terms of this Warrant and cause its Chief Financial Officer to certify the computation (other than any computation of the fair value of property of the Company) and prepare a report setting forth, in reasonable detail, the event requiring the adjustment or re-adjustment and the amount of such adjustment or re-adjustment, the method of calculation thereof and the facts upon which the adjustment or re-adjustment is based, and the Exercise Price and the number of Warrant Shares or other securities purchasable hereunder after giving effect to such adjustment or re-adjustment, which report shall be mailed by first class mail, postage prepaid to the Holder. The Company will also keep copies of all reports at its office maintained pursuant to Section 10.2(a) hereof and will cause them to be available for inspection at the office during normal business hours upon reasonable notice by the Holder or any prospective purchaser of the Warrant designated by the Holder thereof.

7. Reservation of Shares. The Company shall, solely for the purpose of effecting the exercise of this Warrant, at all times during the term of this Warrant, reserve and keep available out of its authorized Common Shares, free from all taxes, liens, and charges with respect to the issue thereof and not subject to preemptive rights or other similar rights of shareholders of the Company, such number of its Common Shares as shall from time to time be sufficient to effect in full the exercise of this Warrant. If at any time the number of authorized but unissued Common Shares shall not be sufficient to effect in full the exercise of this Warrant, in addition to such other remedies as shall be available to Holder, the Company will promptly take such corporate action as may, in the opinion of its counsel, be necessary to increase the number of authorized but unissued Common Shares to such number of shares as shall be sufficient for such purposes, including without limitation, using its best efforts to obtain the requisite shareholder approval necessary to increase the number of authorized Common Shares. The Company hereby represents and warrants that all Common Shares issuable upon exercise of this Warrant shall be duly authorized and, when issued and paid for upon exercise, shall be validly issued, fully paid and nonassessable.

8. Registration and Listing.

8.1 Definition of Registrable Securities; Majority. As used herein, the term “Registrable Securities” means any Common Shares issuable upon the exercise of this Warrant, until the date (if any) on which such shares shall have been transferred or exchanged and new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force. For purposes of this Warrant, the term “Majority,” in reference to the holders of Registrable Securities, shall mean in excess of fifty percent (50%) of the then outstanding Registrable Securities (assuming the exercise of the entire Warrant) that (i) are not held by the Company, an affiliate, officer, creditor, employee or agent thereof or any of their respective affiliates, members of their family, Persons acting as nominees or in conjunction therewith, and (ii) have not be resold to the public pursuant to a registration statement filed under the Securities Act.

8.2 Required Registration.

(a) At any time on or after the date hereof and on or before the five (5) year anniversary of the Base Date, but in no event on not more than two (2) occasions (the Registration Expenses associated with a second required registration effected (as described in Section 8.2(c)) pursuant to this Section 8.2(a) shall be payable by the Holder pursuant to Section 8.5 hereto), upon the written request of the holders of the Registrable Securities representing a Majority of such securities, the Company will use its best efforts to effect the registration of the respective shares of the holders of Registrable Securities under the Securities Act to the extent requisite to permit the disposition thereof as expeditiously as reasonably possible, but in no event later than one hundred twenty (120) days from the date of such request.

(b) Registration of Registrable Securities under this Section 8.2 shall be on such appropriate registration form: (i) as shall be selected by the Company; and (ii) as shall permit the disposition of such Registrable Securities in accordance with this Section 8.2. The Company agrees to include in any such registration statement all information which the requesting holders of Registrable Securities shall reasonably request, which is required to be contained therein. The Company will pay all Registration Expenses in connection with the first, and only the first, required registration of Registrable Securities effected (as described in Section 8.2(c)) pursuant to this Section 8.2. The Registration Expenses associated with the second required registration of Registrable Securities pursuant to this Section 8.2 shall be payable by the Holder pursuant to Section 8.5 hereto.

(c) A registration requested pursuant to this Section 8.2 shall not be deemed to have been effected: (i) unless a registration statement with respect thereto has become effective; or (ii) if, after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court of competent jurisdiction for any reason, other than by reason of some act or omission by a holder of Registrable Securities.

8.3 Registration Procedures. Whenever the holders of Registrable Securities have properly requested that any Registrable Securities be registered pursuant to the terms of this Warrant, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective.

(b) notify such holders of the effectiveness of each registration statement filed hereunder and prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to (i) keep such registration statement effective and the prospectus included therein usable for a period commencing on the date that such registration statement is initially declared effective by the SEC and ending on the date when all Registrable Securities covered by such registration statement have been sold pursuant to the registration statement or cease to be Registrable Securities, and (ii) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement.

(c) furnish to such holders such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request to facilitate the disposition of the Registrable Securities owned by such holders.

(d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as such holders reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable such holders to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holders. provided, however, that the Company shall not be required to: (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph; (ii) subject itself to taxation in any such jurisdiction; or (iii) consent to general service of process in any such jurisdiction.

(e) notify such holders, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein, in light of the circumstances in which they are made, not materially misleading, and, at the reasonable request of such holders, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they are made, not materially misleading.

(f) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement.

(g) make available for inspection by any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, managers, employees and independent accountants to supply all information reasonably requested by any such underwriter, attorney, accountant or agent in connection with such registration statement.

(h) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC.

(i) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order.

(j) use its best efforts to cause any Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities.

(k) if the offering is underwritten, use its best efforts to furnish on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration, an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters covering such issues as are customarily addressed in opinions to underwriters in public offerings and reasonably required by such underwriters.

8.4 Expenses. The Company shall pay all Registration Expenses relating to the registration and listing obligations set forth in this Section 8, except that the Holder, to the extent applicable, shall be responsible for the Registration Expenses for the second required registration effected pursuant to Section 8.2(a). For purposes of this Warrant, the term “Registration Expenses” means: (a) all registration, filing and FINRA fees; (b) all reasonable fees and expenses of complying with securities or blue sky laws; (c) all word processing, duplicating and printing expenses; (d) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance; (e) premiums and other costs of policies of insurance (if any) against liabilities arising out of the public offering of the Registrable Securities being registered if the Company desires such insurance, if any; and (f) fees and disbursements of one counsel for all of the selling holders of Registrable Securities. Registration Expenses shall not include any underwriting discounts and commissions which may be incurred in the sale of any Registrable Securities and transfer taxes of the selling holders of Registrable Securities.

8.5 Information Provided by Holders. Any holder of Registrable Securities included in any registration shall furnish to the Company such information as the Company may reasonably request in writing to enable the Company to comply with the provisions hereof in connection with any registration referred to in this Warrant. In the event that a holder of Registrable Securities fails to provide such information on a timely basis, and in any event within seven (7) Business Days of the Company’s written request, then the Company shall be entitled to exclude the Registrable Securities of such holder from such registration and the Company shall nevertheless be deemed to have satisfied its obligations hereunder with respect to such registration.

9. Restrictions on Transfer

9.1 Restrictive Legends. This Warrant and each Warrant issued upon transfer or in substitution for this Warrant pursuant to Section 10 hereof, each certificate for Common Shares issued upon the exercise of the Warrant and each certificate issued upon the transfer of any such Common Shares shall be transferable only upon satisfaction of the conditions specified in this Section 9. Each of the foregoing securities shall be stamped or otherwise imprinted with a legend reflecting the restrictions on transfer set forth herein and any restrictions required under the Securities Act or other applicable securities laws.

9.2 Notice of Proposed Transfer. Prior to any transfer of any securities which are not registered under an effective registration statement under the Securities Act (“Restricted Securities”), which transfer may only occur if there is an exemption from the registration provisions of the Securities Act and all other applicable securities laws, the Holder will give written notice to the Company of the Holder’s intention to effect a transfer (and shall describe the manner and circumstances of the proposed transfer). The following provisions shall apply to any proposed transfer of Restricted Securities:

(a) If in the opinion of counsel for the Holder reasonably satisfactory to the Company the proposed transfer may be effected without registration of the Restricted Securities under the Securities Act (which opinion shall state in detail the basis of the legal conclusions reached therein), the Holder shall, upon delivery of an executed original of such opinion, be entitled to transfer the Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company. Each certificate representing the Restricted Securities issued upon or in connection with any transfer shall bear the restrictive legends required by Section 9.1 hereof.

(b) If the opinion called for in (i) above is not delivered, the Holder shall not be entitled to transfer the Restricted Securities until either (x) receipt by the Company of a further notice from such Holder pursuant to the foregoing provisions of this Section 9.2 and fulfillment of the provisions of clause (i) above, or (y) such Restricted Securities have been effectively registered under the Securities Act.

9.3 Certain Other Transfer Restrictions. Notwithstanding any other provision of this Section 9: (i) prior to the Vesting Date this Warrant or the Restricted Securities thereunder may only be transferred or assigned to the persons permitted under FINRA Rule 5110(g)(1); and (ii) no opinion of counsel shall be necessary for a transfer of Restricted Securities by the Holder to any Person employed by or owning equity in the Holder, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if the transferee were the original holder hereof and such transfer is permitted under applicable securities laws. Additionally, pursuant to FINRA Rule 5110(g), this Warrant shall not be sold during the Offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of this Warrant or the Shares acquirable upon exercise hereof, by any person for a period of 180 days immediately following the effective date of the Offering, except as provided in paragraph (g)(2) of Rule 5110(g) of the FINRA.

9.4 Termination of Restrictions. The restrictions imposed by this Section 9 upon the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities: (a) which shall have been effectively registered under the Securities Act; or (b) when, in the opinions of both counsel for the Holder and counsel for the Company, such restrictions are no longer required to insure compliance with the Securities Act. Whenever such restrictions shall cease and terminate as to any Restricted Securities, the Holder shall be entitled to receive from the Company, without expense (other than applicable transfer taxes, if any), new securities of like tenor not bearing the applicable legends required by Section 9.1 hereof.

10. Ownership, Transfer and Substitution of Warrant.

10.1 Ownership of Warrant. The Company may treat any Person in whose name this Warrant is registered in the Warrant Register maintained pursuant to Section 10.2(b) hereof as the owner and Holder for all purposes, notwithstanding any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes, notwithstanding any notice to the contrary. Subject to Sections 9 and 10 hereof, this Warrant, if properly assigned, may be exercised by a new Holder without a new Warrant first having been issued.

10.2 Office; Exchange of Warrant.

(a) The Company will maintain its principal office at the location identified in the prospectus relating to the Offering or at such other offices as set forth in the Company’s most current filing under the Securities Exchange Act of 1934, as amended, or as the Company otherwise notifies the Holder.

(b) The Company shall cause to be kept at its office a Warrant Register for the registration and transfer of the Warrant. The name and address of the Holder of the Warrant, the transfers thereof and the name and address of the transferee of the Warrant shall be registered in such Warrant Register.

(c) Upon the surrender of this Warrant, properly endorsed, for registration of transfer or for exchange at the office of the Company maintained pursuant to Section 10.2(a) hereof, the Company at its expense will (subject to compliance by the Holder with Section 9 hereof, if applicable) execute and deliver to or upon the order of the Holder thereof a new Warrant of like tenor, in the name of such Holder or as such Holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face thereof for the number of Common Shares called for on the face of the Warrant so surrendered (after giving effect to any previous adjustment(s) to the number of Warrant Shares).

10.3 Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, upon delivery of indemnity reasonably satisfactory to the Company in form and amount or, in the case of any mutilation, upon surrender of this Warrant for cancellation at the office of the Company maintained pursuant to Section 10.2(a) hereof, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor and dated the date hereof.

11. No Rights or Liabilities as Stockholder. Except as provided in Section 4.4, no Holder shall be entitled to vote or receive dividends or be deemed the holder of any Common Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, Merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Common Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein. The Holder will not be entitled to share in the assets of the Company in the event of a liquidation, dissolution or the winding up of the Company.

12. Notices. Any notice or other communication in connection with this Warrant shall be given in writing and directed to the parties hereto as set forth in the Underwriting Agreement. provided, that the exercise of the Warrant shall also be effected in the manner provided in Section 3 hereof. Notices shall be deemed properly delivered and received when delivered to the notice party (i) if personally delivered, upon receipt or refusal to accept delivery, (ii) if sent via facsimile, upon mechanical confirmation of successful transmission thereof generated by the sending telecopy machine, (iii) if sent by a commercial overnight courier for delivery on the next Business Day, on the first Business Day after deposit with such courier service, or (iv) if sent by registered or certified mail, five (5) Business Days after deposit thereof in the U.S. mail.

13. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the issuance of Common Shares underlying this Warrant upon exercise of this Warrant. provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the transfer or registration of this Warrant or any certificate for Common Shares underlying this Warrant in a name other that of the Holder. The Holder is responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Common Shares underlying this Warrant upon exercise hereof.

14. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of New York. The section headings in this Warrant are for purposes of convenience only and shall not constitute a part hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date first above written.

Very truly yours,

ENDRA Life Sciences Inc.
By:
Name:
Title:

EXHIBIT A

FORM OF EXERCISE NOTICE

[To be executed only upon exercise of Warrant]

To ENDRA Life Sciences Inc.:

The undersigned registered holder of the within Warrant hereby irrevocably exercises the Warrant pursuant to Section 3.1 of the Warrant with respect to ________Warrant Shares, at an exercise price per share of $_________, and requests that the certificates for such Warrant Shares be issued, subject to Sections 9 and 10, in the name of, and delivered to:

The undersigned is hereby making payment for the Warrant Shares in the following manner: [describe desired payment method as provided for in 3.1 of the Warrant].

The undersigned hereby represents and warrants that it is, and has been since its acquisition of the Warrant, the record and beneficial owner of the Warrant.

Dated: ________________

___________________________________________________________________________
(Signature must conform in all respects to name of holder as specified on the face of Warrant)

_________________________________________________________________
(Street Address)

(City)	(State)	(Zip Code)

EXHIBIT B

FORM OF ASSIGNMENT

[To be executed only upon transfer of Warrant]

For value received, the undersigned registered holder of the within Warrant hereby sells, assigns, and transfers unto ___________ ________________ [include name and addresses] the rights represented by the Warrant to purchase _______ Common Shares of ENDRA Life Sciences Inc. to which the Warrant relates, and appoints Attorney to make such transfer on the books of ENDRA Life Sciences Inc. maintained for the purpose, with full power of substitution in the premises.

Dated: ________________

_________________________________________________________________
(Signature must conform in all respects to name of holder as specified on the face of Warrant)

_________________________________________________________________
(Street Address)

(City)	(State)	(Zip Code)

Signed in the presence of: __________________________________________________
(Signature of Transferee)

_________________________________________________________________
(Street Address)

(City)	(State)	(Zip Code)

Signed in the presence of: __________________________________________________